Exhibit 99.1

For further information:
Media Contact:
Amy Yuhn
312-564-1378
ayuhn@theprivatebank.com

Investor Relations Contact:
Sarah Lewensohn
312-564-3894
slewensohn@theprivatebank.com

For Immediate Release

PrivateBancorp Stockholders Approve All Proposals

CHICAGO, May 22, 2014 - PrivateBancorp, Inc. (NASDAQ: PVTB) today announced that its stockholders have approved all proposals at the 2014 annual meeting.

PrivateBancorp stockholders approved the following proposals:

•
The election of Board members Robert F. Coleman, James M. Guyette, Ralph B. Mandell, Cheryl Mayberry McKissack, Edward W. Rabin, Larry D. Richman, Collin E. Roche, and William R. Rybak for one-year terms

•	The ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014

•	A non-binding advisory vote to approve 2013 executive compensation

•	Approval of the PrivateBancorp, Inc. Amended and Restated 2011 Incentive Compensation Plan

“Our passion inspired us to drive the results we have shown over the last six and a half years,” Larry D. Richman, President and Chief Executive Officer, said in his remarks to shareholders. “What we have built positions us well for the future.  When businesses do more as the economy improves, we will be able to do more with them and for them. We will continue to leverage the strength of our team to focus on organic growth - a strategy that has served us well.”

Of the approximately 76.5 million shares eligible to vote as of March 28, 2014, the record date, approximately 71.6 million votes, or approximately 93.7 percent of the total shares outstanding, were represented at the meeting.

About PrivateBancorp, Inc.
PrivateBancorp, Inc., through its subsidiaries, delivers customized business and personal financial services to middle-market companies, as well as business owners, executives, entrepreneurs and families in all of the markets and communities it serves. As of March 31, 2014, the Company had 33 offices in 10 states and $14.3 billion in assets. The Company’s website is www.theprivatebank.com.

Forward-Looking Statements
Statements contained in this report that are not historical facts may constitute forward-looking statements within the meaning of federal securities laws. Our ability to predict results or the actual effects of future plans, strategies or events is inherently uncertain. Factors which could cause actual results to differ from those reflected in forward-looking statements include:

•	continued uncertainty regarding U.S. and global economic outlook that may impact market conditions or prolong weakness in demand for certain banking products and services;

•	unanticipated developments in pending or prospective loan transactions or greater than expected paydowns or payoffs of existing loans;

•	unanticipated changes in interest rates;

•	competitive pressures in the financial services industry that may affect the pricing of the Company’s loan and deposit products as well as its services;

•
unforeseen credit quality problems or changing economic conditions that could result in charge-offs greater than we have anticipated in our allowance for loan losses or changes in value of our investments;

•	lack of sufficient or cost-effective sources of liquidity or funding as and when needed;

•	loss of key personnel or an inability to recruit and retain appropriate talent;

•	potential impact of adapting to the new capital standards and capital stress testing requirements;

•	greater than anticipated impact on costs, revenues and offered products and services associated with the implementation of other regulatory changes; or

•	failures or disruptions to our data processing or other information or operational systems, including the potential impact of disruptions or breaches at our third party service providers.

These factors should be considered in evaluating forward-looking statements and undue reliance should not be placed on our forward-looking statements. Readers should also consider the risks, assumptions and uncertainties set forth in the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2013 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, as well as those set forth in our subsequent periodic and current reports filed with the SEC. Forward-looking statements speak only as of the date they are made and we assume no obligation to update any of these statements in light of new information, future events or otherwise unless required under the federal securities laws.